EXHIBIT 4

                           AGREEMENT TO PREVENT RESALE
                                       AND
                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST


         This Agreement to Prevent Resale and Irrevocable Proxy Coupled with an Interest, dated as of February 28, 2001 (this "Agreement and Irrevocable Proxy"), is made and entered into by and among The Martial Arts Network, Inc., a Florida Corporation, Tony Interdonato, an individual resident in the State of Florida, Ron J. Tramontano, an individual resident in the State of Florida (each, a "Grantor" and collectively referred to hereinafter as the "Grantors"), on the one hand, and Robert J. Carlin, an individual resident in the State of Virginia ("Grantee"), on the other hand.

         In consideration of the premises and the mutual covenants and agreements set forth herein, twenty (20) dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PREVENT RESALE. Grantors hereby understand and acknowledge that the Shares hereunder are Restricted Securities as defined in Rule 144 under the Securities Act of 1933, as amended, ("Rule 144") which permits limited resale of shares subject to the satisfaction of certain conditions as set forth thereunder. Grantors hereby agree not to engage in resale of the Shares hereunder unless such resale is effected pursuant to the provisions of Rule 144 and in ordinary broker-dealer transactions, as that term is defined for purposes of Rule 144.

         2. IRREVOCABLE PROXY COUPLED WITH INTEREST.

         (a) Grantors hereby irrevocably appoint Grantee, in perpetuity, as the Grantors' true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the shares of the Grantees' common stock, par value $.0001 per share (the "Shares"), which Grantors are entitled to vote, for and in the name, place and stead of the Grantors, at any annual, special or other meeting of the stockholders of TMANglobal.com, Inc., a Florida corporation ("TMANglobal.com" or the "Company"), and at any adjournments thereof or pursuant to any consent in lieu of a meeting or otherwise.

         (b) Grantors agree that this Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Grantors, by lack of appropriate power or authority or by the occurrence of any other event or events.

         3. This Agreement and Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provision thereof relating to conflicts of law.

         4. Grantors will cause the certificates representing the Shares to be resubmitted to the Company promptly following execution of this agreement for reissuance with a legend prominently disclosing the existence of this instrument on the face of each such certificate, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Grantee to be necessary or desirable to complete the Agreement and Irrevocable Proxy entered herein or to carry out the provisions hereof.

         5. If any term, provision, covenant, or restriction of this Agreement and Irrevocable Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

         6. This Agreement and Irrevocable Proxy may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.



                            [SIGNATURE PAGE FOLLOWS]

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

                                 SIGNATURE PAGE

                           AGREEMENT TO PREVENT RESALE
                                       AND
                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST


         IN WITNESS WHEREOF, Grantors and the Grantee have caused this Agreement and Irrevocable Proxy to be duly executed as of the date first above written.


                                        GRANTORS:


                                        By:  ___________________________________
                                               [Name]
                                               [Title]

                                        By:  ___________________________________
                                               [Name]
                                               [Title]

                                        By:  ___________________________________
                                               [Name]
                                               [Title]


                                        GRANTEE:


                                        By:  ___________________________________
                                               [Name]
                                               [Title]


                                       3